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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                               CB BANCSHARES, INC.

                                  (Compilation)

                                    ARTICLE I

                    Name, Office, Place of Meetings and Seal

                  SECTION 1. Name. The name shall be as provided in the Articles of Incorporation.

                  SECTION 2. Principal Office. The principal office shall be maintained at such place in the State of Hawaii as the Board of Directors from time to time shall determine.

                  SECTION 3. Place of Meetings. All meetings of stockholders and of the Board of Directors shall be held at the principal office, unless some other place is stated in the call for the meeting.

                  SECTION 4. Seal. The seal shall be in such form and shall bear the name and such other words, devices and inscriptions as the Board of Directors shall prescribe.

                                   ARTICLE II

                                  Stockholders

                  SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held on such day following the close of each calendar year as the Board of Directors shall designate. At the annual meeting stockholders shall elect directors and may transact any general business which may be brought before the meeting.

                  SECTION 2. Special Meetings. Special meetings of stockholders may be called at any time by the chairman of the Board of Directors or the president, or the Board of Directors, or by a stockholder or stockholders owning not less than twenty-five percent (25%) of the issued and outstanding capital stock.

                  Any such request for a special meeting shall state the purpose or purposes of the proposed meeting. Upon a request from a stockholder or stockholders of the Company entitled to call a special meeting, the Board of Directors shall determine a place and time for such meeting, which time shall be not less than thirty (30) nor more than one hundred and twenty (120) days after the receipt and determination of the validity of such request, and a record date for the determination of stockholders entitled to vote at such meeting. Following such receipt and determination, notice shall be delivered to the stockholders entitled to vote at such meeting in the manner set forth in Section 3 of this Article II that a meeting will be held at the time and place so determined. Business transacted at any special meeting of stockholders shall be confined to the matters stated in the notice of the meeting.

                  SECTION 3. Notice of Meeting. A written notice of every meeting of stockholders, stating whether it is an annual or a special meeting, the authority for the call of the meeting, the place, day and hour thereof and the purpose therefor shall be given by the secretary, the chairman of the Board of Directors or the president, or the Board of Directors, not less than ten (10) days nor more than sixty (60) days before the day set for such meeting. Such notice shall be given to each stockholder in any of the following ways: (a) by leaving the same with him personally, or (b) by leaving the same at his residence or usual place of business, or (c) by mailing it, postage prepaid, addressed to him at his address as it appears on the transfer books, or (d) by publishing such notice in any newspaper or newspapers of general circulation in the county in which the principal office is located, such notice to be published not less than three (3) times, the first publication thereof to be not less than ten (10) days nor more than sixty (60) days prior to the day assigned for the meeting. If notice is given pursuant to the provisions of this section, the failure of any stockholder to receive actual notice of meeting shall in no way invalidate the meeting or any proceedings thereat.

                  SECTION 4. Notice Unnecessary. The presence of all stockholders, in person or by proxy, at any meeting shall render the same a valid meeting, unless any stockholder shall at the opening of said meeting object to the holding of the same for non-compliance with the provisions relating to notice of meeting. Any meeting so held without objection shall, notwithstanding the fact that no notice of meeting was given or that the notice given was improper, be valid for all purposes and at such meeting any general business may be transacted and any corporate action may be taken.

                  SECTION 5. Quorum. A majority of the shares of stock issued, outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum to transact business, and the concurring vote of a majority of the shares of such stock constituting a quorum shall be valid and binding, except as otherwise provided by these Bylaws, the Articles of Incorporation, or law.

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At any meeting of which proper notice has not been given, the presence of all stockholders, in person or by proxy, shall be required to constitute a quorum.

                  SECTION 6. Voting. At every meeting of stockholders, each stockholder, except where otherwise provided and applicable to the stock held by such stockholder, shall be entitled to vote in person or by proxy (appointed by instrument in writing, executed by such stockholder or his authorized attorney, and filed with the secretary or with the presiding officer of the meeting). Each stockholder shall have one vote for each share of voting stock registered in his name on the record date fixed by the Board of Directors (but, where no record date has been set, at the close of business, seven (7) days preceding said meeting). In case of an adjourned meeting, unless otherwise provided by the Board of Directors, the record date for the purpose of voting thereat shall be the same record date as pertains to the original meeting. Unless otherwise limited by its terms, a proxy or written authorization shall remain in effect until it shall be revoked by written revocation filed with the secretary or with the presiding officer of the meeting.

                  The right to cumulative voting set forth in Section 414-149 of the Hawaii Business Corporation Act shall be eliminated so long as the Corporation has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, which are either listed on a national securities exchange or traded-over-the-counter on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

                  The officer or agent having charge of the transfer books for shares of stock shall make, at least five (5) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office and shall be subject to inspection by any stockholder for any proper purpose at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting, and shall be subject to inspection by stockholders for any proper purpose during the meeting.

                  SECTION 7. Adjournment. Any meeting of stockholders, whether annual or special, may be adjourned from time to time, if a quorum be not present, without notice other than the announcement at the meeting. Such adjournment may be to such date as shall be determined by vote of the holders of a majority of the shares of stock present and entitled to vote, and to such time and place as shall be determined by the Chairman. Any meeting of stockholders, whether annual or special, may be adjourned from time to time, if a quorum be present, only by the Chairman of the meeting, without notice other than the announcement at the meeting. Such adjournment may be to such time and to such place as shall be determined by the Chairman. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum at the original meeting as originally called. No meeting of stockholders may be adjourned to a date that is later than the date, if any, specifically provided for under any provision of the Hawaii Business Corporation Act as the actual or latest date on which such meeting shall be held.

                  SECTION 8. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 8.

                  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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                  No person shall be eligible for election as a director of the
Corporation unless nominated in accordance with the procedures set forth in this
Section 8. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                  SECTION 9. Nature of Business at Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

                  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.


                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this
Section 9, Article II to the contrary, a stockholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with
Section 8, Article II of these By-laws for such nomination and nominations to be properly brought before such meeting.

                  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III

                               Board of Directors

                  SECTION 1. Election. There shall be a Board of Directors consisting of not less than three nor more than twenty-five directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors. Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1983 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1984, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall serve for the unexpired term of his predecessor.

                  SECTION 2. Annual Meeting. An annual meeting of the Board of Directors shall be held at the place of each annual meeting of stockholders and immediately following such meeting. At such annual meeting the Board of Directors shall elect the officers for the ensuing year, and may transact any general business which may be brought before the meeting.

                  SECTION 3. Regular Meetings. The Board of Directors may establish regular meetings to be held in such places and at such times as it may from time to time by vote determine, and when meetings shall be so determined no further notice thereof shall be required.

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                  SECTION 4. Special Meetings. Special meetings of the Board of
Directors may be called at any time by the chairman of the Board of Directors, or the president, or by any three (3) directors where the corporation has three
(3) or more directors.

                  SECTION 5. Notice of Meetings. Except as provided in Section 3 of Article III, notice of the time and place of special meetings shall be delivered personally or shall be sent by registered or certified mail (addressed to each director by the secretary or by the person or persons calling the meeting at that director's most current address in the records of the Corporation) or by telephonic, facsimile or other electronic transmission to each director. A mailed notice must be deposited in the United States mail at least three (3) days before the time set for the meetings. A notice given by telephonic, facsimile or other electronic transmission to the director, shall be delivered at least twenty-four (24) hours before the time set for the meeting. The notice need not specify the purpose of the meeting, and it need not specify its location if the meeting is to be held at the principal executive office of the Corporation. The failure of any director to receive actual notice of a meeting shall in no way invalidate the meeting or any proceedings thereat, if notice shall have been given as required. The presence of any director at any meeting shall be the equivalent of a waiver of the requirement of giving notice.

                  SECTION 6. Notice Unnecessary. If at any meeting of the Board of Directors, however called or wherever held, all directors shall be present or shall waive notice of such meeting by a writing filed with the Board of Directors, or after any such meeting shall express consent to the holding of the meeting and all actions taken thereat by a writing on or filed with the minutes of the meeting, then all actions taken at such meeting shall be legal and validly taken.

                  SECTION 7. Quorum. A majority of the entire Board of Directors shall constitute a quorum to transact business, except that the remaining members of the Board of Directors (although less than a quorum) may elect substitute directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the articles of incorporation or bylaws require the vote of a greater number of directors. A vacancy in the membership of the Board shall not affect the validity of any action of the Board, provided there is present at the meeting a majority of the entire Board of Directors. As used in these Bylaws, the phrase "entire Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

                  SECTION 8. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by the remaining directors.

                  SECTION 9. Adjournment. In the absence of a quorum at the date, time and place of a meeting duly called and held, the presiding officer or a majority of the directors present may adjourn the meeting from time to time without further notice and may convene or reconvene the meeting when a quorum shall be present.

                  SECTION 10. Powers. The powers and authority to carry out the purposes shall be vested in and may be exercised by the Board of Directors except as otherwise provided by these Bylaws, Articles of Incorporation, or law; and in furtherance and not in limitation of the general powers, the Board of Directors shall have power: to acquire and dispose of property; to appoint officers, managers, agents or employees as in its judgment the business may require, and to confer upon and to delegate to them by power of attorney or otherwise such power and authority as it shall determine; to fix the salaries or compensation of any or all of its officers, managers, agents and employees and in its discretion require the security of any of them for the faithful performance of any of their duties; to declare dividends in accordance with law when it shall deem it expedient; to make rules and regulations not inconsistent with these Bylaws, Articles of Incorporation or law for the transaction of business; to instruct officers or agents with respect to, and to authorize the voting of stock of other corporations; to incur indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the capital stock; to create such committees (including an executive committee) and to designate as members of such committees such persons as it shall determine, and to confer upon such committee such powers and authority as may by resolution be set forth for the purpose of carrying on or exercising any of the powers; to create and set aside reserve funds for any purpose, and to invest funds in such securities or other property as to it may seem proper; to remove or suspend any officer, manager, agent or employee, and, generally, to do any and every lawful act that shall be necessary or proper.

                  SECTION 11. Removal. Any one or more directors may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors. Stockholders may remove any one or more directors for cause only, and only upon the affirmative vote of a majority of the total number of shares of the outstanding capital stock.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article III unless expressly provided by such terms.

                  SECTION 12. Approval of Acts of Board of Directors. At any annual or special meeting of stockholders all of the acts and doings of the Board of Directors may be ratified, confirmed and approved by stockholders and such ratification, confirmation and approval shall be as valid and as binding upon the corporation and upon all stockholders as though it had been approved, confirmed or ratified by every stockholder.

                  SECTION 13. Compensation. No director shall be entitled to any salary except as otherwise provided by the Board of Directors; but the Board of Directors may fix, from time to time, a reasonable fee for each Director for his services in attending meetings of the Board of Directors and meetings of committees; provided that nothing herein contained shall be construed to preclude any director from serving in any other capacity, and receiving compensation therefor.

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                  SECTION 14. Action Without a Meeting. Actions required or
permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action shall be evidenced by one or more consents describing the action taken, given either in writing and signed before or after the intended effective date of the action by each director, or by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken.

                  SECTION 15. Participation in Meetings. The Board of Directors and any committee thereof may permit any or all of the directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present at the meeting.

                                   ARTICLE IV

                               Executive Committee

                  SECTION 1. Members. There shall be an Executive Committee consisting of such directors and officers as the majority of the entire Board of Directors shall designate. The Board of Directors shall also designate a chairman and a vice chairman of the Executive Committee. Any member of the Executive Committee may be removed by a majority of the entire Board of Directors.

                  SECTION 2. Powers. The Board of Directors may delegate to the Executive Committee any of the powers of the Board of Directors other than the power to declare and fix the rate of dividends.

                  SECTION 3. Quorum. A majority of the total number of members the Executive Committee is entitled shall constitute a quorum to transact business. If a quorum is present when a vote is taken, the affirmative vote of a majority of Executive Committee members present is the act of Executive Committee unless the articles of incorporation or bylaws require the vote of a greater number of Executive Committee members. The Executive Committee shall appoint a secretary who need not be a member of the committee. Minutes of proceedings before the Executive Committee shall be kept in books provided for that purpose which shall always be open for inspection by any director, and the minutes of meetings of the Executive Committee held since the preceding regular meeting of the Board of Directors shall be reviewed at each regular meeting of the Board of Directors.

                  SECTION 4. Meeting. Regular meetings of the Executive Committee shall be held at such places and at such times as shall be determined from time to time by the Executive Committee. Special meetings of the Executive Committee may be called by the chairman of the Executive Committee or vice chairman, in the absence or inability to act of the chairman. Notice of the time and place of all meetings of the Executive Committee shall be given to each member by the secretary of the committee, but lack of notice shall not invalidate the proceedings of such meeting if a quorum is present. The chairman of the Executive Committee or vice chairman, in the absence or inability to act of the chairman, shall preside at all meetings of the Executive Committee.

                                    ARTICLE V

                                Other Committees

                  SECTION 1. Members and Powers. The Board of Directors may create and appoint other committees consisting of stockholders, directors, officers, or other persons and delegate to such committees such powers as the Board of Directors deem necessary.

                                   ARTICLE VI

                                    Officers

                  SECTION 1. Appointment and Term. The officers shall be a president, one or more vice presidents, a treasurer and a secretary, and such other officers as in the judgment of the Board of Directors the business may from time to time require. Each of the officers shall be appointed at the annual meeting of the Board of Directors immediately following the annual meeting of stockholders and shall hold office until the next annual meeting and until a successor shall be duly elected and qualified. No officer need be a director or a stockholder. Two or more offices may be held by the same person.

                  SECTION 2. Chairman of the Board of Directors. The Board of Directors may from time to time appoint from its own members a chairman of the Board of Directors and prescribe his duties. A vice chairman of the Board of Directors may also be appointed and his duties shall be prescribed by the Board of Directors.

                  SECTION 3. Subordinate Officers and Agents. The Board of Directors may appoint or employ such subordinate officers, including assistant vice presidents, assistant treasurers and assistant secretaries, agents and employees as may be deemed proper, who shall hold their positions at the pleasure of the Board of Directors and who shall have such powers and duties as may be assigned to them by the Board of Directors. The authority to employ agents and employees and fix their powers and duties may be delegated by the Board of Directors. Any officer may also be a subordinate officer, agent or employee.

                  SECTION 4. Salaries. Salaries and compensation of all officers, subordinate officers, agents and employees shall be determined by the Board of Directors. The authority to fix the salary and compensation of agents and employees may be delegated.

                                   ARTICLE VII

                              Chairman of the Board

                  SECTION 1. Powers and Duties. The chairman of the Board of Directors shall preside at all meetings of stockholders and of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. The vice chairman of the Board of Directors, in the absence or inability to act of the chairman, or whenever the office of chairman is vacant, shall assume and perform the duties of the chairman.

                                  ARTICLE VIII

                                    President

                  SECTION 1. Powers and Duties. The president, in the absence or inability to act of the chairman (and vice chairman) of the Board of Directors, shall preside at all meetings of stockholders and the Board of Directors. Subject to the control of the Board of Directors, he shall exercise general supervision and direction over the general management and conduct of the business. He shall also have such other powers and duties as are given to him elsewhere in these Bylaws, the Articles of Incorporation, or law, and as may be assigned to him from time to time by the Board of Directors.

                                   ARTICLE IX

                                 Vice President

                  SECTION 1. Powers and Duties. The vice president or vice presidents, in the order of priority of appointment, shall assume and perform the duties of the president in the absence or inability to act of the president or whenever the office of president is vacant. Each vice president shall have such other powers and duties as may be given to him in these Bylaws, the Articles of Incorporation, or law, and as may be assigned to him from time to time by the Board of Directors.

                                    ARTICLE X

                                    Treasurer

                  SECTION 1. Powers and Duties. The treasurer, except as the Board of Directors may otherwise direct from time to time and subject to its control at all times, shall (1) have charge and custody of funds, valuable papers and documents; (2) keep accurate books of account of the transactions of the business; (3) deposit all moneys and funds in depositories as the Board of Directors shall designate; (4) pay out and disburse funds in the general course of business; (5) receive all moneys and funds and sign all receipts and vouchers and endorse for collection or deposit all notes, checks, drafts and similar commercial instruments received for payments; (6) make and render to municipal, state, federal and other government officials all exhibits, returns and reports required by law; (7) make and render to the Board of Directors such reports and financial statements as it may request; and (8) have such other powers and duties as may be incidental to the office of treasurer elsewhere given to him in these Bylaws, the Articles of Incorporation, or law, and as may be assigned to him from time to time by the Board of Directors.

                                   ARTICLE XI

                                    Secretary

                  SECTION 1. Powers and Duties. The secretary shall (1) attend and keep the minutes of all meetings of stockholders and, when requested, shall attend and keep the minutes of the meetings of the Board of Directors and of any committee, in books provided for that purpose; (2) have charge and custody of the records for the issue and transfer of shares of capital stock; (3) attend to the giving of all notices as provided in these Bylaws, the Articles of Incorporation, or law; (4) have custody of the seal and affix the same as required; (5) be responsible for authenticating corporate records; and (6) have such other powers and duties as may be incidental to the office of secretary or elsewhere given to him in these Bylaws, the Articles of Incorporation, or law and as may be assigned to him from time to time by the Board of Directors.

                                   ARTICLE XII

                                   Assistants

                  SECTION 1. Powers and Duties. Such assistant secretaries and assistant treasurers as may be appointed or elected shall have and exercise such powers and shall perform such duties as may be prescribed in these Bylaws, the Articles of Incorporation, or law, or as may be determined from time to time by the Board of Directors.

                                  ARTICLE XIII

                        Removals, Vacancies and Absences

                  SECTION 1. Removals. The Board of Directors may at any time remove from office or discharge from employment any officer, subordinate officer, agent or employee appointed by it or by any person under authority delegated to him.

                  SECTION 2. Vacancies. If the office of any officer shall become vacant by reason of death, resignation, removal, disqualification or otherwise, the Board of Directors may elect a successor who shall hold office for the unexpired term.

                  SECTION 3. Absence of Treasurer or Secretary. In the absence of the treasurer the duties thereof shall be performed by an assistant treasurer, otherwise, by the secretary. In the absence of the secretary the duties thereof shall be performed by an assistant secretary, otherwise, by the treasurer.

                                   ARTICLE XIV

                                  Capital Stock

                  SECTION 1. Increase or Decrease. The authorized capital stock may be increased or decreased in the manner provided by law.

                  SECTION 2. Stock Dividend. In the event the outstanding capital stock is increased by the issuance of stock dividend, the new shares of capital stock shall be issued to stockholders in proportion to the shares then held by them, respectively, provided that fractional shares and rights thereto may be sold by the treasurer upon such terms as the Board of Directors shall deem proper, and the proceeds shall be distributed pro rata among those entitled thereto, and provided further that the Board of Directors in its discretion may exempt from such sale any fractional shares the rights to which shall have been disposed of by the parties entitled thereto in such manner as to result in full shares if written notice of such disposition shall be given to the treasurer, prior to the time of sale.

                  SECTION 3. Shares Assignable. Shares of capital stock are assignable, and stockholders may sell, assign and transfer their shares in accordance with applicable law.

                                   ARTICLE XV

                       Certificates and Transfer of Stock

                  SECTION 1. Certificates. The certificates for shares of the capital stock shall be in such form not inconsistent with these Bylaws, the Articles of Incorporation, or law, as the Board of Directors may from time to time adopt; but, among other things, each shall express on its face the number of the certificate, the date of its issuance, the number of shares represented, the person to whom issued, the name of the corporation and the total amount of the authorized capital stock.

                  SECTION 2. Stock Records. The records of the issuance and transfer of stock shall plainly show the number of each certificate issued, the date of issuance, the number of shares represented, the person to whom issued and his mailing address, and whether issued fully paid or assessable.

                  SECTION 3. Execution. All certificates of stock shall be sealed with the corporate seal and shall be signed either by the president or a vice president, and by either the treasurer or secretary, or by such other officer or subordinate officer as may be authorized to sign by the Board of Directors from time to time. Signatures or corporate seal may be either the manual or printed facsimile thereof.

                  SECTION 4. Transfer. Transfer of shares of stock may be made by indorsement and delivery of the certificate. The indorsee shall be entitled to a new certificate upon surrendering the old one and paying any tax or excise assessable on the transfer, subject to the provisions of these Bylaws, the Articles of Incorporation, or law, and to all covenants and agreements set forth or incorporated in the stock certificate covering such share or shares.

                  SECTION 5. Stock Pledge. No assignment of shares of stock in pledge or mortgage shall entitle the pledgor or pledgee to any record thereof on the transfer book unless the certificate representing the shares involved shall be presented for notation of pledge on the certificate.

                  SECTION 6. Lost Certificates. In case of the loss, mutilation or destruction of certificates of shares of the capital stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

                  SECTION 7. Closing of Transfer Books. The books for the transfer of shares of stock may be closed for such period, not to exceed twenty
(20) days, preceding an annual or any special meeting of stockholders, or before any day appointed for the purpose of taking any action for which the determination of the number and identity of stockholders is necessary or relevant, as the Board of Directors from time to time may determine.

                  SECTION 8. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact and complete owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

                                   ARTICLE XVI

                            Execution of Instruments

                  SECTION 1. Authorized Signatures. Checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, certificates of stock and all other instruments shall be signed by such person or persons as shall be provided by general or special resolution of the Board of Directors, and in the absence of any such general or special resolution applicable to any such instrument, then such instrument shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary.

                                  ARTICLE XVII

                                   [reserved]

                                  ARTICLE XVIII

                    Indemnification of Officers and Directors

                  SECTION 1. Definitions. As used in this Article:

                  "Director" or "officer" means an individual who is or was a director or officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign Corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation's request if the duties of the director or officer to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

                  "Disinterested director" means a director who, at the time of a vote referred to in Section 4(c) of this Article or a vote or selection referred to in Section 5(b) or (c) of this Article, is not:

                           (1) An individual having a familial, financial,
professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made; or

                           (2) A party to the proceeding.

                  "Expenses" includes counsel fees.

                  "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  "Official capacity" means:

                           (1) when used with respect to a director, the office
of director in the Corporation; and

                           (2) when used with respect to an officer, as
contemplated in Section 6 of this Article, the office in the Corporation held by the officer.

                  "Official capacity" does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

                  "Party" means an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

                  "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

                  SECTION 2. Indemnification.

                  (a) Except as otherwise provided in this Article, the Corporation shall indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

                           (1) (A) The individual conducted the individual's
self in good faith; and

                           (B) The individual reasonably believed:

                                    (i) In the case of conduct of official
         capacity, that the individual's conduct was in the best interests of the Corporation; and

                                    (ii) In all other cases, that the
         individual's conduct was at least not opposed to the best interests of the Corporation; and

                           (C) In the case of any criminal proceeding, the
individual had no reasonable cause to believe the individual's conduct was unlawful; or

                           (2) The individual engaged in conduct for which
broader indemnification has been made permissible or obligatory under a provision of the Articles of Incorporation of the Corporation.

                  (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subsection (a)(1)(B)(ii) of this section.

                  (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this section.

                  (d) Unless ordered by a court pursuant to Section 414-245(a)(3) of the Hawaii Business Corporation Act, the Corporation may not indemnify a director:

                           (1) In connection with a proceeding by or in the
right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined pursuant to Section 5 that the director has met the relevant standard of conduct under subsection (a) of this Section; or

                           (2) In connection with any proceeding with respect to
conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

                  SECTION 3. Mandatory Indemnification. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

                  SECTION 4. Advance for Expenses.

                  (a) The Corporation, before final disposition of a proceeding, shall advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director if the director delivers to the Corporation:

                           (1) A written affirmation of the director's good
faith belief that the director has met the relevant standard of conduct described in Section 2 of this Article or that the proceeding involves conduct for which liability has been eliminated under any provision of the Articles of Incorporation of the Corporation; and

                           (2) The director's written undertaking to repay any
funds advanced if the director is not entitled to mandatory indemnification under Section 3 of this Article and it is ultimately determined pursuant to
Section 414-245 of the Hawaii Business Corporation Act or pursuant to Section 5 of this Article that the director has not met the relevant standard of conduct described in Section 2 of this Article.

                  (b) The undertaking required by subsection (a)(2) of this Section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

                  (c) Authorizations under this Section shall be made:

                           (1) By the Board of Directors:

                                    (A) If there are two or more disinterested
         directors, by a majority vote of all the disinterested directors (a majority of whom for this purpose, shall constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                                    (B) If there are fewer than two
         disinterested directors, by the vote necessary for action by the board in accordance with section 414-215(c) of the Hawaii Business Corporation Act, in which authorization directors who do not qualify as disinterested directors may participate; or

                           (2) By the shareholders, but shares owned by or voted
under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

                  SECTION 5. Determination and authorization of indemnification.

                  (a) The Corporation may not indemnify a director under Section 2 of this Article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because the director has met the relevant standard of conduct set forth in
Section 2 of this Article.

                  (b) The determination shall be made:

                           (1) If there are two or more disinterested directors,
by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom for this purpose shall constitute a quorum), or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                           (2) By special legal counsel:

                                    (A) Selected in the manner prescribed in
         paragraph (1) above; or

                                    (B) If there are fewer than two
         disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

                           (3) By the shareholders, but shares owned by or voted
under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

                  (c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification shall be made by those entitled under subsection (b)(2)(B) of this Section to select special legal counsel.

                  SECTION 6. Officers.

                  (a) The Corporation shall indemnify and advance expenses under this Article to an officer of the Corporation who is a party to a proceeding because the officer is an officer of the Corporation:

                           (1) To the same extent as a director; and

                           (2) If the person is an officer but not a director,
to such further extent as may be provided by the Articles of Incorporation, these Bylaws, a resolution of the Board of Directors, or contract except for:

                                    (A) Liability in connection with a
         proceeding by or in the right of the Corporation other than for reasonable expenses incurred in connection with the proceeding; or

                                    (B) Liability arising out of conduct that
         constitutes:

                                             (i) Receipt by the officer of a
         financial benefit to which the officer is not entitled;

                                             (ii) An intentional infliction of
         harm on the Corporation or the shareholders; or

                                             (iii) An intentional violation of
         criminal law.

                  (b) Subsection (a)(2) of this Section shall apply to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

                  (c) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 3 of this Article, to the same extent to which a director may be entitled to indemnification or advance for expenses under such provisions.

                  (d) Notwithstanding the foregoing, expenses incurred in a proceeding authorized by the Board of Directors and brought in the first instance directly by the Corporation (and not on a derivative basis) against any present or former officer may, but are not required to be, advanced by the Corporation before the final disposition of a proceeding if the officer delivers to the Corporation the written undertakings described in subsection 4(a) above, and as authorized in the specific case upon a determination that the advance of funds to the officer is proper in the circumstances because such officer has met the applicable standard of conduct set forth in Section 2 above.

                  SECTION 7. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the Corporation, or who, while a director or officer of the Corporation, serves at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by the director or officer in that capacity or arising from the director's or officer's status as a director or officer, whether or not the Corporation would have power to indemnify or advance expenses to the director or officer against the same liability under this Article.

                  SECTION 8. Fullest Extent Permitted By Law. The rights to indemnification provided by these Bylaws shall be in addition to and not in limitation of all other rights to which such Person may be entitled and shall provide indemnification to the fullest extent permitted by law except as limited by Section 6(d) above, and shall continue as to a Person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such Person.

                  SECTION 9. Amendment. Any amendment to this Article shall not adversely affect the rights of a Person to indemnification or advance of funds for acts or omissions occurring prior to the date of such amendment. Notwithstanding anything to the contrary contained herein, the rights to indemnification and advance for expenses provided by these Bylaws are subject to any applicable limitations imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Insurance Corporation.

                                   ARTICLE XIX

                       Voting of Stock by the Corporation

                  SECTION 1. Authority. In all cases where the corporation owns, holds or represents, under power of attorney or proxy or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, co-partnerships or other associations, such shares or interests shall be represented and voted by the person specifically appointed by the Board of Directors for that purpose and shall have the right if present to represent and vote such shares or interests.

                                   ARTICLE XX

                                   Fiscal Year

                  SECTION 1. Determination. The fiscal year shall be such as may from time to time be established by the Board of Directors.

                                   ARTICLE XXI

                                     Auditor

                  SECTION 1. Appointment. The Board of Directors or the Audit Committee if authorized by the Board of Directors may at any meeting, appoint some person, firm or corporation engaged in the business of auditing to act as auditor. The Board of Directors may seek to have the stockholders ratify the appointment of any auditor selected by the Board of Directors or the Audit Committee.

                  SECTION 2. Duties. The auditor shall perform such duties and provide such reports as are requested by the Board of Directors or any Audit Committee of the Board of Directors.

                                  ARTICLE XXII

                              Amendments to Bylaws

                  SECTION 1. Procedure to Amend. Except when a greater vote is required by these Bylaws, these Bylaws may be altered, amended or repealed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, subject to repeal or change by action of the stockholders taken in accordance with this Article XXII. The Bylaws, or any provision thereof, may be repealed or changed by action of the stockholders at a duly called and noticed annual or special meeting, if (i) one of the purposes of such meeting set forth in the notice therefor is to repeal or change the Bylaws,
(ii) the notice or
accompanying proxy materials set forth with specificity the proposed changes to the Bylaws to be voted upon at the annual or special meeting, (iii) the proposal to repeal or change the Bylaws complies with all other requirements of the Bylaws, and (iv) such proposal to repeal or change the Bylaws is approved by the stockholders at such meeting.